SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

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    14a-6(e)(2))
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[ ] Definitive Additional Materials
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                                PAYCHEX, INC.
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              (Name of Registrant as Specified In Its Charter)



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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                   PAYCHEX


August 16, 1999


Dear Paychex Stockholder:

The Board of Directors cordially invites you to attend our Annual Meeting of Stockholders on Thursday, October 7, 1999, at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda items and the procedures for the meeting. It also provides certain information about the Company, its Board of Directors and its Senior Management.

This year, you may vote by Internet, telephone, written proxy, or written ballot at the meeting. We encourage you to use the Internet because it is the most cost-effective way to vote.

We hope you will be able to attend the Annual Meeting, and would like to take this opportunity to remind you that your vote is important. If you need special assistance at the meeting, please contact the Secretary of the Company at (716) 385-6666, or write to Paychex, Inc., c/o Secretary, 911 Panorama Trail South, Rochester, New York 14625-0397.

Sincerely,




B. Thomas Golisano
Chairman, President &
Chief Executive Officer

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                PAYCHEX, INC.
                          911 Panorama Trail South
                       Rochester, New York 14625-0397

To our Stockholders:

The Annual Meeting of Stockholders of Paychex, Inc. will be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York on Thursday, October 7, 1999. A continental breakfast will be available from 9:00 a.m. to 10:00 a.m. The Annual Meeting will begin at 10:00 a.m. for the following purposes:

1. To elect eight directors;
2. To consider and act upon the proposal to amend the Certificate of Incorporation to increase the authorized shares of common stock from 300,000,000 to 600,000,000;
3. To consider and act upon the proposal to amend the 1998 Stock Incentive Plan; and
4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on August 9, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

The Board of Directors extends a cordial invitation to all stockholders to attend the meeting. However, whether or not you plan to attend the meeting, please vote by proxy in accordance with the instructions on the proxy card (if you received the proxy materials in paper form), or voting instruction form (if you received the proxy materials in paper form from a broker or bank), or that you have received through electronic mail. This year, you can vote your proxy or voting instruction form over the Internet, use a toll-free telephone number or by mail in the postage paid envelope provided.

Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting, and your shares are registered in your name.

By order of the Board of Directors,



John M. Morphy
Secretary

Rochester, New York
August 16, 1999


                    PROXY STATEMENT FOR ANNUAL MEETING OF
                        STOCKHOLDERS OF PAYCHEX, INC.
                        TO BE HELD ON OCTOBER 7, 1999
                          911 Panorama Trail South
                       Rochester, New York 14625-0397

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Paychex, Inc. (the "Company"), a Delaware corporation, to be used at the Annual Meeting of Stockholders to be held on Thursday, October 7, 1999, at 10:00 a.m. for the purposes set forth in the foregoing Notice of Annual Meeting.

The Board has fixed the close of business on August 9, 1999, as the record date for determining the holders of common stock entitled to notice of, and to vote at, the meeting. The Company had outstanding on that date 246,566,746 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares (123,283,374 shares) present in person or by proxy will constitute a quorum.

If the enclosed Proxy is properly executed and returned, the shares represented will be voted by the proxies in accordance with the stockholder's directions. If the Proxy is signed and returned without choices having been specified, the shares will be voted FOR the eight nominees described in the following pages and FOR Proposal 2 and 3 as described in the following pages. The Proxy may be revoked by the person giving it at any time prior to its use by a written revocation, submission of a later-dated Proxy, or in person at the meeting.

With regard to the election of directors, who are elected by a plurality of the votes cast, votes may be cast for nominees or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstention may not be specified on the proposal relating to the election of directors, but abstention may be specified on Proposals 2 and 3. Since Proposals 2 and 3 require the approval of a majority of the shares present, or represented by proxy, and entitled to vote at the meeting, abstentions will have the effect of a vote AGAINST these proposals. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, but will have the same effect as a vote AGAINST Proposals 2 and 3.

The 1999 Annual Report, Proxy Statement and Proxy are being mailed to stockholders on or about August 16, 1999.

All applicable information provided in this Proxy Statement has been restated to reflect the three-for-two stock splits effected in the form of 50% stock dividends distributed in May 1999.

PROPOSAL 1 - ELECTION OF DIRECTORS
Eight directors are to be elected to the Board of Directors. The Board of Directors has nominated for election the persons listed below. If elected, each nominee will hold office until the Annual Meeting to be held in 2000 and until his successor is elected and shall qualify.

The Board of Directors recommends the election of the eight nominees and it is intended that the proxies named (unless otherwise directed) will vote the Proxy FOR the election of these nominees. Although the Board of Directors believes that all of the nominees will be available to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors of the Company. However, the enclosed Proxy cannot be voted for more than eight nominees.

The following biographies set forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer.

B. Thomas Golisano, 57, a director since 1979, founded Paychex, Inc., in 1971 and is Chairman, President, and Chief Executive Officer of the Company. He serves on the Board of Trustees of the Rochester Institute of Technology and is a member of the Board of Directors of Iron Mountain Corporation and several privately held companies. He is former chairman of Greater Rochester Fights Back (a coalition to combat illegal drugs and alcohol abuse), has served as a member of the Board of Directors of numerous non-profit organizations, and is founder of the B. Thomas Golisano Foundation.

Steven D. Brooks, 48, a director since 1995, joined Broadview Capital Partners, a private equity firm focused on investments in the technology sector, in February 1999, as Managing Director. From 1997 to 1999, he served as Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation. From 1996 to August 1997, he was a private investor and a consultant to technology companies. From 1994 to 1996, he served as Managing Director and head of Global Technology Investment Banking at Union Bank of Switzerland Securities, LLC. He is a member of the Board of Directors of QRS, Inc., an electronic commerce company, and VERITAS Software Corporation, a storage management software company, as well as several privately held companies.

G. Thomas Clark, 61, a director since 1980, retired as Senior Vice President of Finance, Secretary, and Treasurer of Paychex, Inc., in October 1996. He joined Paychex in 1979 after spending eighteen years in the commercial banking business. He is a member of the Board of Directors of Unity Health Systems, the Rochester School of the Holy Childhood, and the Heritage Christian Home Foundation, as well as several privately held companies.

David J. S. Flaschen, 43, a director since July 8, 1999, is the President and Chief Executive Officer of Thomson Financial, an information services company focused on the financial industry. Previously, he served as Chairman and Chief Executive Officer of Donnelley Marketing, Inc., a consumer information services company. Prior to 1995, he was with Dun & Bradstreet for ten years as the President and Chief Operating Officer of A. C. Nielson, North America, and held senior management positions at IMS and DataQuest. Prior to his business career, Mr. Flaschen was a professional athlete in the North American Soccer League and a co-founder of the Players Association.

Phillip Horsley, 60, a director since 1982, is the founder and Managing Director of Horsley Bridge Partners, formed in 1983, a financial services firm focused on the management of private equity investments.

Grant M. Inman, 57, a director since 1983, is the founder and President of Inman Investment Management, a private venture capital investment company formed in 1998. Prior to 1998, he co-founded and was general partner of Inman & Bowman, a private venture capital partnership formed in 1985. He is a member of the Board of Directors of the Lam Research Corporation, MySoftware Co., Wind River Systems, Inc., and several privately held companies. Mr. Inman is a trustee of the University of California, Berkeley Foundation and the University of Oregon Foundation.

Harry P. Messina, Jr., 66, a director since 1985, has been a partner for more than thirty years in the law firm of Woods, Oviatt, Gilman, Sturman & Clarke LLP, the Company's general counsel. He serves on the Advisory Board of M & T Bank, the Board of Trustees of St. Joseph's Villa, and is a member of the Board of Directors of Rochester Management, Inc., as well as several privately held companies.

J. Robert Sebo, 63, a director since 1979, retired as Senior Vice President/Director of Eastern Operations of Paychex, Inc., in December 1994, where he also held many sales and operations positions within the Company. In 1974, he started his own Paychex franchise operation in Cleveland, Ohio. For fourteen years prior to that he held sales, marketing, and business management positions in the Cadillac Motor Car Division of General Motors Corporation.

PROPOSAL 2 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

On July 8, 1999, the Board unanimously approved a resolution, subject to stockholder approval, to amend Paragraph 4 of the Company's Certificate of Incorporation ("Certificate") to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000. The pertinent provisions of the amendment to the Certificate are set forth in Exhibit A to this Proxy Statement. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to adopt the proposed amendment. The amendment, if approved by the stockholders, will take effect at the close of business on October 7, 1999.

The Company presently is authorized to issue 300,000,000 shares of common stock having a par value of $.01 per share. As of August 9, 1999, there were 246,566,746 shares of common stock issued and outstanding. Of the remaining shares, 7,736,134 shares are reserved for unexercised options granted to employees and members of the Board under the 1987, 1992, 1995, and 1998 Stock Incentive Plans and 4,166,324 shares are reserved for future grants under the Company's 1998 Stock Incentive Plan.

From time to time, the Company has issued additional shares of common stock for various purposes. During fiscal 1999, the Company issued 82,106,000 shares in a three-for-two stock split, and 1,032,000 shares upon exercise of stock options.

The purpose of the amendment is to provide the Company with additional shares of common stock which may be made available for future financing and acquisition transactions, stock dividends or splits, employee benefit plans and other general corporate purposes. If the amendment is approved, the Company also will have greater flexibility in the future to issue shares in excess of those presently authorized, without the expense and delay of a special stockholders meeting.

Except in connection with its stock option plans discussed above, the Company currently has no arrangements or understandings for the issuance of additional shares of common stock and, as set forth in the Company's Certificate, no holder of common stock has any preemptive right with respect to the common stock. If the Board deems it in the best interests of the Company and the stockholders to issue additional shares of common stock in the future, the Board will have the authority to determine the terms of the issuance and, generally, would not seek further authorization by vote of the stockholders unless such authorization is required by applicable law or regulations.

Should the Board desire to issue additional shares of common stock in the future, such issuance of additional shares could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company's Board. The Company has no knowledge that any person intends to effect such a transaction.


PROPOSAL 3 - AMENDMENT TO THE PAYCHEX, INC. 1998 STOCK INCENTIVE PLAN

On July 8, 1999, the Board unanimously approved a resolution, subject to stockholder approval, to amend the Paychex, Inc. 1998 Stock Incentive Plan ("the Plan").

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. Compensation from the exercise of employee stock options will generally be exempt from the limit on tax deductibility if the plan under which the options are granted includes certain provisions. One of the provisions is a statement of the maximum number of shares with respect to which options may be granted during a specified period to any employee.

The Paychex, Inc. 1998 Stock Incentive Plan as approved by the stockholders on October 1, 1998, did not include language regarding the maximum number of shares with respect to which options may be granted during a specified period to any employee. Accordingly, the Board is recommending an amendment to the Plan to specify a per-employee limitation.

The pertinent provisions of the amendment to the Plan are set forth in Exhibit B to this Proxy Statement. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required to adopt the proposed amendment. The amendment, if approved by the stockholders, will take effect at the close of business on October 7, 1999.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company met four times during the fiscal year ended May 31, 1999 ("fiscal 1999"). No director attended fewer than 75% of all meetings held of the Board of Directors and of any Committee upon which such director served during fiscal 1999. Non-employee directors are paid $6,000 annually plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended. The Board has four standing committees.

The Executive Committee is comprised of Messrs. Golisano, Clark and Horsley and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company except as limited by law. The Committee did not meet during fiscal 1999.

The Audit Committee is comprised of Messrs. Brooks, Clark, Horsley and Inman. The Committee is responsible for monitoring Management's standards and practices for financial reporting and the effectiveness of the Company's system of internal control. The Committee held two meetings during fiscal 1999.

The Compensation Committee is comprised of Messrs. Flaschen, Horsley, and Inman. The Committee makes recommendations with respect to the amount of officers' salaries and grants of stock options to the Company's employees. The Committee met once during fiscal 1999.

The Investment Committee is comprised of Messrs. Brooks, Horsley and Inman. The Committee is responsible for setting and reviewing investment policies and reviewing the investment portfolio's performance, market risks and credit risks. The Committee met once during fiscal 1999.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee ("Committee") and the Board have instituted an Officer Incentive Program whereby a portion of the compensation of senior executive officers, including the Chief Executive Officer ("CEO"), is incentive-based and dependent upon the Company's performance. The performance factors, primarily year-over-year net income growth, and the bonus percentage of base compensation are established for the new year within 45 days after the end of the prior fiscal year.

The Committee's recommendations are presented to the Board for discussion and decision. In fiscal 1999, the Board approved all recommendations of the Committee.

Compensation of Chief Executive Officer

The Committee recommends to the Board the compensation to be paid to the CEO. In performing that function, the Committee reviews the range and components of compensation paid to CEOs of other public companies. In particular, the Committee looks to those public companies whose size and performance with respect to revenue, profitability and stock price are similar to those of Paychex, Inc.

Mr. Golisano's substantial stock position in the Company assures the Committee of his close identification with the interests of its stockholders. His compensation has been limited to his salary and participation in the Officer Incentive Program discussed on the previous page. Each recommended adjustment is reflective in part of the Committee's evaluation of the Company's performance in the three areas previously discussed as well as other areas. Adjustments also reflect the Committee's opinion of the impact, both short- and long-term, which Mr. Golisano's creativity, strategic focus and leadership had on these and other factors.

Mr. Golisano's fiscal 1999 compensation (including base salary and bonus under the Officer Incentive Program) was a 20% increase over fiscal 1998's compensation. Mr. Golisano's bonus was based on the Company's performance during fiscal 1999. The Company's fiscal 1999 payroll client base increased 10%, service revenues increased 21%, net income increased 36%, diluted earnings per share increased 37%, and cash dividends per common share increased 47% over the prior year's figures.

Compensation of Other Executive Officers

Recommended compensation for senior executives other than the CEO is determined by the Committee after the CEO provides the Committee with his evaluation of the performance of each senior officer and his recommendation with respect to salary, bonus and stock options. Committee members discuss his recommendations in light of their own experiences and familiarity with levels and components of compensation for persons with similar responsibilities in other public companies. The goal of the Committee is to compensate fairly for the job done, to reward extraordinary performance or promise and to encourage long-term identification with stockholder interest through the award of stock options under the Company's Stock Incentive Plan. Company performance is also considered.

Impact of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid to certain executive officers to $1 million, unless specified requirements are met. The Committee has carefully considered the impact of this provision. At this time, it is the Committee's intention to continue to compensate all officers based on overall performance. The Committee expects that most, if not all compensation paid to officers will qualify as a tax-deductible expense (see Proposal 3 above). However, it is possible that at some point in the future, circumstances may cause the Committee to authorize compensation that is not deductible.

Compensation Committee Interlocks and Insider Participation

The Committee is comprised of Messrs. Flaschen, Horsley, and Inman. All members of the Committee are non-employees of the Company. None of the Company's executive officers serves on the board of any other entity that employs a member of the Committee.

OTHER EXECUTIVE OFFICERS OF THE COMPANY

Daniel A. Canzano, 45, was elected Vice President, Information Technology in April 1993. Mr. Canzano has been with the Company since 1989 and has served as a Zone Sales Manager and Director of Information Technology.

William G. Kuchta, Ed. D., 52, joined the Company in February 1995 and was elected Vice President, Organizational Development in April 1996. From 1993 to 1995, Mr. Kuchta was principal of his own consulting firm, and from 1989 to 1993, he served as Vice President of Human Resources of Fisons Corporation.

John M. Morphy, 52, joined the Company in October 1995 and was elected Vice President, Director of Finance in July 1996 and elected Chief Financial Officer and Secretary in October 1996. Prior to joining the Company, Mr. Morphy served as Chief Financial Officer and in other senior management capacities for over 10 years at Goulds Pumps, Incorporated.

Eugene R. Polisseni, 59, has served as Vice President, Marketing since April 1989, and for the past several years, has managed the Company's HRS-PEO division. Mr. Polisseni has been with the Company since 1977 and during that period served in various capacities.

Diane Rambo, 48, was elected Vice President, Electronic Network Services in October 1994. Ms. Rambo has been with the Company since August 1980 and has served as Director of Electronic Network Services and as a Branch Manager.

Walter Turek, 47, has served as Vice President, Sales since April 1989. Mr. Turek has been with the Company since 1979 and has served in various sales management capacities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission (SEC) reports of transactions in the stock. Because of the complexity of the rules, the Company provides assistance with filing such reports for those reporting persons who so requested and agreed to advise the Company promptly of changes in the ownership of the Company's equity securities.

Based solely on the filings made with the SEC, the Company believes that during the fiscal year ended May 31, 1999, Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except for a report involving a gift of 3,000 shares of common stock by Mr. Clark, which was filed with the SEC one day late.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth all compensation received by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the last three fiscal years ended May 31, 1999, 1998 and 1997, respectively.

                          Summary Compensation Table
--------------------------------------------------------------------------------
                                                       Long-Term
                                Annual Compensation  Compensation
                                -------------------  ------------
                                                       Number of
                                                        Common
                                                        Shares
                                                      Underlying
                                                        Options    All Other
Name and Principal         Year   Salary     Bonus      Granted   Compensation
Position                                                              (1)
-----------------------    ----  --------  --------   ----------- ------------
B. Thomas Golisano         1999  $594,230  $240,000             0       $4,800
Chairman, President &      1998  $531,250  $165,000             0       $4,600
Chief Executive Officer    1997  $490,625  $150,000             0       $4,750

Walter Turek               1999  $274,810  $112,000        13,500       $4,534
Vice President, Sales      1998  $228,250  $112,100        33,750       $4,300
                           1997  $212,500  $109,300        16,875       $4,224

Eugene R. Polisseni        1999  $248,270  $100,000        13,500       $4,702
Vice President, Marketing  1998  $228,250   $70,500        20,250       $4,978
                           1997  $212,500   $65,100             0       $4,652

John M. Morphy             1999  $235,925   $95,200        27,000       $4,754
Vice President, Chief      1998  $214,375   $66,000        45,000       $4,940
Financial Officer &        1997  $199,375   $61,500        50,625       $3,548
Secretary

Daniel A. Canzano          1999  $223,615   $90,000        13,500       $4,693
Vice President,            1998  $207,000   $63,900        20,250       $4,953
Information Technology     1997  $192,500   $59,100        20,250       $4,652

(1) The amounts reported in this column consist solely of the Company's matching contributions under the Paychex, Inc. 401(k) Incentive Retirement Plan.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth stock options granted to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 1999. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen the 5% - 10% formula approved by the SEC. However, the ultimate value will depend on the market value of the Company's stock at a future date, which may or may not correspond to the projections below.

                             Individual Grants
                ----------------------------------------  Potential Realizable
                                                                Value at
                 Number of   % of                         Assumed Annual Rates
                  Common     Total                                 of
                  Shares    Options                            Stock Price
                Underlying  Granted  Exercise                 Appreciation
                  Options     to      Price                for Option Term (2)
                  Granted  Employees   Per    Expiration  ---------------------
Name                (1)     in 1999   Share      Date          5%        10%
--------------- ---------- --------- -------- ----------  ---------- ----------
B. T. Golisano           0        0%       $0                     $0         $0
W. Turek            13,500      1.8%   $28.50   7/9/2008    $241,967   $613,192
E. R. Polisseni     13,500      1.8%   $28.50   7/9/2008    $241,967   $613,192
J. M. Morphy        27,000      3.6%   $28.50   7/9/2008    $483,934 $1,226,385
D. A. Canzano       13,500      1.8%   $28.50   7/9/2008    $241,967   $613,192

(1) Non-qualified stock options were granted under the Paychex, Inc. 1995 Stock Incentive Plan. Options are granted at prices not less than 100% of the fair market value of the common stock at the date of grant. The options granted are exercisable after two years in cumulative annual installments of 33 1/3% and expire after a term of ten (10) years from the date of grant.

(2) In accordance with SEC rules, these columns show potential realizable values net of the option exercise price, but before any potential income taxes, assuming the market price of the Company's common stock appreciates from the date of grant over a period of ten years at the annualized rates of five (5) and ten (10) percent, respectively. If the common stock price does not increase above the exercise price at the time of the exercise, realized value to the named executives from these stock options will be zero.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth stock options exercised by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 1999, and the number and value of all unexercised options at May 31, 1999. The value of "in-the-money" options refers to options having an exercise price that is less than the market price of the Company's stock at May 31, 1999.


                 Number
                   of                 Number of Common Shares          Value of
                 Common               Underlying Unexercised         Unexercised
                 Shares      Net            Options at          In-The-Money Options at
                Acquired    Value          May 31, 1999             May 31, 1999 (2)
                   on      Realized  ------------------------- -------------------------
Name            Exercise     (1)     Exercisable Unexercisable Exercisable Unexercisable
--------------- -------- ----------- ----------- ------------- ----------- -------------
B. T. Golisano         0          $0           0             0          $0            $0
W. Turek         414,733 $11,849,230     353,889        70,313  $9,300,034      $800,307
E. R. Polisseni        0          $0     126,903        45,563  $3,131,239      $505,923
J. M. Morphy      15,000    $170,139       1,875       105,750     $21,658      $968,340
D. A. Canzano     42,367  $1,324,174     259,143        59,063  $6,497,725      $661,860

(1) Represents market value of the Company's common stock at exercise date less the exercise price.

(2) Represents the difference between the exercise price of the stock options and the $29.625 per share closing price of the Company's common stock on May 28, 1999 (the last day of trading for the fiscal year ended May 31, 1999) for all in-the-money options held by each named executive. The in-the-money stock option exercise prices range from $.89 per share to $28.50 per share. These stock options were granted at exercise prices equal to the fair market value of the stock on the date of grant.

PERFORMANCE GRAPH

The following graph shows a five-year comparison of the total cumulative returns of investing $100 on May 31, 1994, in Paychex, Inc. common stock, the S&P Services (Data Processing) Super Composite (the "S&P S(DP)") Index, the S&P Midcap 400 Index, and the S&P 500 Index. The S&P S(DP) Index includes a representative peer group of companies, and includes Paychex, Inc. The S&P Midcap 400 Index represents a broad market group of companies with an average market capitalization, which included Paychex, Inc. until September 1998. Since September 1998, the Company has been a participant in the S&P 500 Index, a market group of companies with a larger than average market capitalization. The S&P Midcap 400 Index is shown for transitional purposes. All comparisons of stock price performance shown assume reinvestment of dividends.

               Measurement
                  Point
May 31,           1994    1995    1996    1997    1998    1999
Paychex, Inc.     $100    $139    $314    $396    $586    $729
S&P S(DP)         $100    $128    $179    $177    $203    $244
S&P Midcap 400    $100    $114    $146    $172    $224    $250
S&P 500           $100    $120    $154    $200    $261    $316


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

The following table sets forth information, based upon reports filed by such persons with the SEC as of July 31, 1999, with respect to the beneficial ownership of common stock of the Company by each beneficial owner of more than 5% of the common stock, by each director and nominee for director of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Under the rules of the SEC, "beneficial ownership" is deemed to include shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not they are held for the individual's benefit.

                                                Of Shares       Of Shares
                                              Beneficially     Beneficially
                      Amount of               Owned, Shares   Owned, Shares
                     Beneficial                That May Be   Disclaimed as to
                    Ownership of  Percent of Acquired Within    Beneficial
Name                Common Stock  Class (1)      60 Days      Ownership (2)
------------------- ------------  ---------- --------------- ----------------
More than 5%
 owners:
  B. Thomas
   Golisano           26,962,349       10.9%
  911 Panorama
    Trail South
  Rochester,
    New York 14625

  Janus Capital       16,281,448        6.6%
    Corporation
  100 Fillmore Street
  Denver, CO 80206

Directors:
  B. Thomas
   Golisano           26,962,349       10.9%
  Steven D. Brooks        36,000         (3)          33,750
  G. Thomas Clark        363,900         (3)                          172,616
  David J. S.
   Flaschen                1,000         (3)
  Phillip Horsley        262,039         (3)          79,737
  Grant M. Inman         275,714         (3)          63,282            7,500
  Harry P.
   Messina, Jr.          185,891         (3)          79,737           52,807
  J. Robert Sebo       3,837,932        1.6%                           11,301

Named Executive
 Officers:
  Walter Turek           934,636         (3)         353,889
  Eugene R.
   Polisseni           5,290,617        2.1%         126,903          624,853
  John M. Morphy           3,672         (3)           1,875
  Daniel A. Canzano      312,559         (3)         259,143              225

All Directors and
 Officers of the
 Company as a
 Group (15 persons)   38,577,934       15.6%       1,094,129          869,302

(1) Based upon the number of shares of common stock outstanding and deemed outstanding as of July 31, 1999, including shares that may be acquired within 60 days by exercise of options.

(2) Included in this column are shares with respect to each individual which are directly owned by certain relatives with whom they are presumed to share voting and/or investment power, and as to which the individual disclaims beneficial ownership.

(3) Indicates percentage is less than 1%.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountant since 1983 has been Ernst & Young LLP. Management expects to re-appoint this firm for fiscal year 2000. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER MATTERS AND INFORMATION

As of the date of this Proxy Statement, Management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the meeting other than those described in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the enclosed Proxy will vote the Proxy on such matters in accordance with their best judgment.

The Company will pay the cost of solicitation of Proxies. The Company will reimburse any banks, brokers and other custodians, nominees and fiduciaries for their expenses in forwarding Proxies and Proxy solicitation material to the beneficial owners of the shares held by them.

PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

The Company must receive stockholder proposals for inclusion in the Proxy Statement for the next Annual Meeting of Stockholders at its executive offices on or before April 19, 2000.

By order of the Board of Directors,


John M. Morphy
Secretary

Rochester, New York
August 16, 1999



                                  EXHIBIT A

                                  AMENDMENT
                                   TO THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                                PAYCHEX, INC.

Paragraph 4 of the Certificate of Incorporation is amended to read in its entirety as follows:

4. The total number of shares of stock which the Corporation shall have authority to issue is 600,000,000 shares of common stock and the par value of each of such shares is $.01, amounting in the aggregate to $6,000,000.




                                  EXHIBIT B

                         AMENDMENT TO PAYCHEX, INC.

                          1998 STOCK INCENTIVE PLAN

Section 5 of the Paychex, Inc. 1998 Stock Incentive Plan shall be amended by adding the following language to the end of paragraph A:

"In no event shall the maximum number of shares with respect to which options may be granted to any employee during a fiscal year exceed 100,000. This maximum number of shares may be adjusted to reflect the effects of a corporate transaction as defined in Section 4c."



                                PAYCHEX, INC.

                                    PROXY

The undersigned hereby appoints B. THOMAS GOLISANO and JOHN M. MORPHY, or either one of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on October 7, 1999, and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said meeting.

I.	ELECTION OF DIRECTORS

[  ]     FOR all Nominees           [  ]     WITHHOLD all Nominees

B. Thomas Golisano, Steven D. Brooks, G. Thomas Clark, David J. S. Flaschen, Phillip Horsley, Grant M. Inman, Harry P. Messina, Jr. and J. Robert Sebo.

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE SUCH NOMINEE'S NAME. YOUR PROXY WILL BE VOTED FOR THE REMAINDER.)


II.	AMENDMENT TO THE CERTIFICATE OF INCORPORATION

[  ]     FOR            [  ]     AGAINST            [  ]     ABSTAIN


III. AMENDMENT OF THE 1998 STOCK INCENTIVE PLAN

[  ]     FOR            [  ]     AGAINST            [  ]     ABSTAIN


THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED "FOR" THE EIGHT NOMINEES, AND "FOR" PROPOSALS II AND III.



Dated:    ______________________________, 1999


Signed:   ______________________________

(Name of Stockholder to be signed exactly as it appears on this proxy)